Exhibit 99.1
SHANGHAI CHENG FENG DIGITAL HIGH-TECH CO.  LTD.AND SUBSIDIARIES

CONSOLIDATED FINANCIAL STATEMENTS
FOR THE SIX-MONTH PERIODS ENDED JUNE 30, 2006 AND 2005 (UNAUDITED),
AND THE YEARS ENDED DECEMBER 31, 2005 AND 2004

CONTENTS

Pages

Report of independent registered public accounting firm	F-1

Consolidated balance sheets as of June 30, 2006 (unaudited), December 31, 2005 and 2004	F-2

Consolidated statements of income and comprehensive income for the six-month	F-3
periods ended June 30, 2006 and 2005 (unaudited), and the years ended December 31, 2005 and 2004

Consolidated statements of changes in shareholders' equity for the six-month	F-4
period ended June 30, 2006 (unaudited), and the years ended December 31, 2005 and 2004

Consolidated statements of cash flows for the six-month periods ended June 30, 2006 and 2005 ( unaudited), and the years ended December 31, 2005 and 2004	F-5

Notes to consolidated financial statements	F-7

CHINA SECURITY & SURVEILLANCE TECHNOLOGY, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Shareholders
Shanghai Cheng Feng Digital High-tech Co., Ltd.

We have audited the accompanying consolidated balance sheets of Shanghai Cheng Feng Digital High-tech Co., Ltd. and subsidiaries as of December 31, 2005 and 2004 and the related consolidated statements of income and comprehensive income, changes in shareholders' equity and cash flows for each of the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Shanghai Cheng Feng Digital High-tech Co., Ltd. and subsidiaries as of December 31, 2005 and 2004, and the results of their operations and their cash flows for each of the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ GHP Horwath, P.C.
Denver, Colorado
January 25, 2007

SHANGHAI CHENG FENG DIGITAL HIGH-TECH CO. LTD. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS AS OF JUNE 30, 2006 (UNAUDITED),
DECEMBER 31, 2005 AND 2004
Expressed in US dollars

ASSETS
	June 30, 2006	December 31, 2005	December 31, 2004
	(unaudited)
CURRENT ASSETS
Cash and cash equivalents	$1,143,357	$995,656	$939,907
Accounts receivable, net	835,664	842,633	615,426
Related party receivables	295,019	269,529	18,116
Inventories, net	1,130,551	1,078,087	1,088,965
Advances to suppliers	23,019	106,558	95,357
Other receivables, prepayments and deposits	792,074	774,971	551,157
Prepayment of bank loan guaranty fee	32,786	52,974	-
Taxes refundable	41,726	-	-
Investment in equity securities	512,090	322,181	-
Assets held for sale	78,032	-	-
Total current assets	4,884,318	4,442,589	3,308,928

Property and equipment, net	1,679,924	351,308	240,773
Advance payment for acquisition of leasehold property	-	1,192,465	-
Intangible assets	247,399	217,915	125,451
Investment in affiliated company	7,019	13,339	-
Investment in equity securities	-	-	181,159
TOTAL ASSETS	$6,818,660	$6,217,616	$3,856,311

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable	$1,750,558	$1,257,011	$548,423
Customer advances	21,415	37,321	77,078
Other payables and accruals	324,369	111,326	232,418
Related party payables	8,743	101,611	-
Taxes payable	-	59,319	21,198
Liabilities related to assets held for sale	8,030	-	-
Total current liabilities	2,113,115	1,566,588	879,117

LONG TERM LIABILITIES
Bank loan	749,400	743,494	-
Total liabilities	2,862,515	2,310,082	879,117

MINORITY INTEREST IN CONSOLIDATED SUBSIDIARIES	127,384	89,375	98,261

SHAREHOLDERS' EQUITY
Registered capital	1,811,594	1,811,594	1,811,594
Retained earnings	1,464,458	1,484,102	737,073
Statutory reserves	434,883	434,883	330,266
Accumulated other comprehensive income	117,826	87,580	-
Total shareholders' equity	3,828,761	3,818,159	2,878,933
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$6,818,660	$6,217,616	$3,856,311

See accompanying notes to consolidated financial statements.

SHANGHAI CHENG FENG DIGITAL HIGH-TECH CO. LTD. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
FOR THE SIX-MONTH PERIODS ENDED JUNE 30, 2006 AND 2005 (UNAUDITED),
AND THE YEARS ENDED DECEMBER 31, 2005 AND 2004
Expressed in US dollars

	June 30, 2006	June 30, 2005	December 31, 2005	December 31, 2004
	(unaudited)	(unaudited)

Revenues	$3,525,224	$3,355,257	$7,875,564	$7,081,028
Revenues from related party	-	154,878	313,077	-
	3,525,224	3,510,135	8,188,641	7,081,028

Cost of goods sold (including purchases
from related party of $1,527,048 in 2006
and $723,718 in 2005)	(2,617,133)	(2,351,306)	(5,868,480)	(5,277,819)

Gross profit	908,091	1,158,829	2,320,161	1,803,209

Selling and marketing expense	(311,492)	(255,450)	(633,220)	(560,498)
General and administrative expense	(343,497)	(372,515)	(761,796)	(1,060,691)
Depreciation and amortization	(92,774)	(57,540)	(130,779)	(67,394)

Income from operations	160,328	473,324	794,366	114,626
Government subsidy income	49,679	64,762	176,164	156,152
Other (expense) income, net	(9,036)	43,597	40,154	41,270

Equity in net loss of affiliated company	(30,392)	-	(16,001)	-

Income before income taxes and minority interest	170,579	581,683	994,683	312,048

Minority interest	20,073	(4,156)	(3,612)	23,668

Income taxes	(41,586)	(33,813)	(53,955)	(18,243)

Income from continuing operations	149,066	543,714	937,116	317,473

Loss from discontinued operations, net of taxes	(44,320)	-	-	-

Net income	104,746	543,714	937,116	317,473

Foreign currency translation gain	30,246	-	87,580	-

COMPREHENSIVE INCOME	$134,992	$543,714	$1,024,696	$317,473

See accompanying notes to consolidated financial statements.

SHANGHAI CHENG FENG DIGITAL HIGH-TECH CO., LTD. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY
FOR THE SIX-MONTH PERIOD ENDED JUNE 30, 2006 (UNAUDITED),
AND THE YEARS ENDED DECEMBER 31, 2005 AND 2004
Expressed in US dollars

	Registered capital	Retained earnings	Statutory reserves	Accumulated other comprehensive income	Total

BALANCE AT JANUARY 1, 2004	$615,942	$947,246	$273,634	$-	$1,836,822

Issue of capital	1,195,652	(471,014)	-	-	724,638

Net income for the year	-	317,473	-	-	317,473

Transfer	-	(56,632)	56,632	-	-

BALANCE AT DECEMBER 31, 2004	1,811,594	737,073	330,266	-	2,878,933

Foreign currency translation	-	-	-	87,580	87,580

Net income for the year	-	937,116	-	-	937,116

Dividends declared	-	(85,470)			(85,470)

Transfer	-	(104,617)	104,617	-	-

BALANCE AT DECEMBER 31, 2005	1,811,594	1,484,102	434,883	87,580	3,818,159

Foreign currency translation	-	-	-	30,246	30,246

Net income for the period	-	104,746	-	-	104,746

Dividends declared	-	(124,390)	-	-	(124,390)

BALANCE AT JUNE 30, 2006 (UNAUDITED)	$1,811,594	$1,464,458	$434,883	$117,826	$3,828,761

See accompanying notes to consolidated financial statements.

SHANGHAI CHENG FENG DIGITAL HIGH-TECH CO. LTD. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE SIX-MONTH PERIODS ENDED JUNE 30, 2006 AND 2005 (UNAUDITED),
AND THE YEARS ENDED DECEMBER 31, 2005 AND 2004
Expressed in US dollars

	June 30, 2006	June 30, 2005	December 31, 2005	December 31, 2004
	(unaudited)	(unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:

Net income	$104,746	$543,714	$937,116	$317,473
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	92,792	57,540	130,779	67,394
Amortization of loan guaranty fees	20,609	-	-	-
Allowance for doubtful accounts	-	-	33,694	19,937
Provision for inventory loss	-	-	5,412	-
Loss on disposal of property and equipment	7,300	9,345	14,669	7,457
Equity in net income of affiliated company	30,392	-	16,001	-
Gain on disposal of investment in affiliated company	(5,044)	-	-	-
Compensation cost for transfer of portion of ownership of subsidiary to potential employees	-	-	11,607	-
Cash included in assets held for sale	(20,231)
Minority interest	(20,073)	4,156	3,612	(23,668)

Changes in operating assets and liabilities:
(Increase) decrease in:
Accounts receivable	13,662	(135,961)	(244,886)	125,070
Related party receivables	(210,699)	(2,415)	(250,942)	(18,116)
Other receivables	(22,886)	(454,280)	(250,436)	(485,907)
Inventories	(48,021)	(27,020)	15,689	(503,044)
Advances to suppliers	53,170	95,357	(8,720)	(90,812)

Increase (decrease) in:
Accounts payable	487,154	(142,580)	717,219	25,744
Customer advances	(16,202)	(28,842)	(41,076)	10,626
Other payables and accruals	216,596	(127,372)	(70,606)	201,048
Related party payables	(93,675)	425,072	101,611	-
Tax payable	(101,516)	29,396	38,198	23,766
Net cash provided by (used in) operating activities	488,074	246,110	1,158,941	(323,032)

CASH FLOWS FROM INVESTING ACTIVITIES:
Minority interest capital contribution	57,454	-	-	54,348
Capital contribution to affiliated company	(19,047)	-	-	-
Transfer of portion of ownership of subsidiary to potential employees, net of cash	-	-	(35,050)	-
Additions to intangible assets	(62,655)	(122,241)	(179,478)	(138,209)
Advance payment for acquisition of leasehold property	-	-	(1,192,465)	-
Additions to property and equipment	(199,983)	(25,224)	(212,972)	(101,737)
Proceeds from disposal of property and equipment	-	-	8,674	-
Additions to securities investments		-	(136,307)	(181,159)
Net cash used in investing activities	(224,231)	(147,465)	(1,747,598)	(366,757)

(continued)

SHANGHAI CHENG FENG DIGITAL HIGH-TECH CO. LTD. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)
FOR THE SIX-MONTH PERIODS ENDED JUNE 30, 2006 AND 2005 (UNAUDITED),
AND THE YEARS ENDED DECEMBER 31, 2005 AND 2004
Expressed in US dollars

CASH FLOWS FROM FINANCING ACTIVITIES:
Additions to long-term debt	-	-	743,494	-
Prepayment of loan guaranty fees	-	-	(52,974)	-
Issue of capital	-	-	-	724,638
Dividends paid	(124,390)	(84,541)	(85,470)	-
Net cash (used in) provided by financing activities	(124,390)	(84,541)	605,050	724,638

NET INCREASE IN CASH AND CASH EQUIVALENTS	139,453	14,104	16,393	34,849
Effect of exchange rate changes on cash	8,248	-	39,356	-
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	995,656	939,907	939,907	905,058

CASH AND CASH EQUIVALENTS, END OF PERIOD	$1,143,357	$954,011	$995,656	$939,907

SUPPLEMENTAL CASH FLOW INFORMATION

Income taxes paid	$7,511	$30,736	$62,942	$14,977

NON-CASH INVESTING AND FINANCING ACTIVITIES

Investment in equity securities converted from loan receivable	$187,350

See accompanying notes to consolidated financial statements.

SHANGHAI CHENG FENG DIGITAL HIGH-TECH CO. LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
SIX-MONTH PERIODS ENDED JUNE 30, 2006 AND 2005 (UNAUDITED),
AND THE YEARS ENDED DECEMBER 31, 2005 AND 2004
Expressed in US dollars

1.	ORGANIZATION AND PRINCIPAL ACTIVITIES

Shanghai Cheng Feng Digital High-tech Co. Ltd. (the “Company”) was incorporated in the People’s Republic of China (“PRC”) in March 2001 with registered and paid-in capital of Renminbi (“RMB”) 1,000,000 ($120,773). Subsequent to December 2002, February 2003 and June 2004, the Company’s registered and paid-in capital was increased to RMB1,428,500 ($172,524), RMB5,100,000 ($615,942) and RMB15,000,000 ($1,811,594) respectively.

The principal activities of the Company and its subsidiaries are computer hardware and software sales and implementation, integration and information technology related services in respect of security and surveillance. At December 31, 2005, the Company’s subsidiaries consisted of Shanghai Cheng Feng Digital Equipment Limited (“Cheng Feng Digital Equipment”), Shanghai Cheng Feng Public Safety Prevention Technology Co. Limited (“Cheng Feng Public Safety”) and Jiangxi Cheng Feng High-tech Co. Limited (“Jiangxi Cheng Feng”), in which the Company has a 90%, 70% and 99% interest, respectively. During the six-month period ended June 30, 2006, the Company acquired one more subsidiary, Wuxi Cheng Feng Ounike Technology Limited (“Cheng Feng Ounike”), in which the Company has a 51% interest. On June 30, 2006, the shareholders of the Company, China Security & Surveillance Technology, Inc. (“CSST”) and CSST’s subsidiary entered into a share transfer framework agreement under which the CSST group agreed to acquire 100% of the capital stock of the Company, the Company’s interests in its subsidiaries, and the Company’s interest in an affiliated company, Shanghai Yiruida Digital Technology Co. Limited (“Shanghai Yiruida”). The Company’s interests in Jiangxi Cheng Feng and Cheng Feng Ounike and interests in certain available-for-sale investments were disposed of subsequent to the acquisition by CSST.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a)	Basis of Consolidation

The consolidated financial statements of the Company and its subsidiaries include the accounts of the Company’s wholly-owned and majority-owned subsidiaries after elimination of all inter-company accounts and transactions.

(b)	Economic and Political Risks

The Company's operations are conducted in the PRC. Accordingly, the Company's business, including its financial condition and results of operations may be influenced by the political, economic and legal environment in the PRC, and by the general state of the PRC economy.

The Company's operations in the PRC are subject to special considerations and significant risks not typically associated with companies in North America and Western Europe. These include risks associated with, among others, the political, economic and legal environment and foreign currency exchange. The Company's results may be adversely affected by changes in the political and social conditions in the PRC, and by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion, remittances abroad, and rates and methods of taxation.

SHANGHAI CHENG FENG DIGITAL HIGH-TECH CO. LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
SIX-MONTH PERIODS ENDED JUNE 30, 2006 AND 2005 (UNAUDITED),
AND THE YEARS ENDED DECEMBER 31, 2005 AND 2004
Expressed in US dollars

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

(c)	Property and Equipment

Property and equipment are carried at cost less accumulated depreciation. Depreciation is provided over the assets' estimated useful lives, using the straight-line method. Estimated useful lives of the plant and equipment are as follows:

Building - offices	45 years
Leasehold improvements	5 years
Plant and equipment	5 years
Electronic equipment	5 years
Motor vehicle	5 years

The cost and related accumulated depreciation of assets sold or otherwise retired are eliminated from the accounts and any gain or loss is included in the statement of income. The cost of maintenance and repairs is charged to the statement of income as incurred, whereas significant renewals and betterments are capitalized.

(d)	Intangible Assets

Intangible assets represent acquired patent rights and software to be sold, leased or otherwise marketed, and are being amortized on a straight-line basis over 5 years.

(e)	Accounting for the Impairment of Long-Lived Assets

The long-lived assets held and used by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of assets may not be recoverable. It is reasonably possible that these assets could become impaired as a result of technology or other industry changes. Determination of recoverability of assets to be held and used is by comparing the carrying amount of an asset to future net undiscounted cash flows to be generated by the assets. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

There were no impairments of long-lived assets as of June 30, 2006, December 31, 2005 and 2004.

(f)	Accounting for computer software to be sold, leased or otherwise marketed

The Company accounts for software development costs in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 86, “Accounting for the Costs of Computer Software to be Sold, Leased, or Otherwise Marketed”. Costs related to establishing the technological feasibility of a software product are expensed as incurred as a part of research and development in general and administrative expenses. Costs that are incurred to produce the finished product after technological feasibility is established are capitalized and amortized over the estimated economic life of 5 years. The Company performs periodic reviews to ensure that unamortized program costs remain recoverable from future revenue.

SHANGHAI CHENG FENG DIGITAL HIGH-TECH CO. LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
SIX-MONTH PERIODS ENDED JUNE 30, 2006 AND 2005 (UNAUDITED),
AND THE YEARS ENDED DECEMBER 31, 2005 AND 2004
Expressed in US dollars

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

(g)	Inventories

Inventories are stated at the lower of cost, determined on a weighted average basis, or net realizable value. Net realizable value is the estimated selling price in the ordinary course of business less the estimated cost of completion and the estimated costs necessary to make the sale.

Write-downs for declines in net realizable value or for losses of inventories are recognized as an expense in the year the impairment or loss occurs. Declines in net realizable value of inventory for the six months ended June 30, 2006 and 2005, and the years ended December 31, 2005 and 2004 amounted to $Nil, $Nil, $5,412 and $Nil, respectively.

During the six months ended June 30, 2006 and 2005, and the years ended December 31, 2005 and 2004, approximately 86%, 79%, 65% and 74% of total inventory purchases were from five suppliers, including the related party as set out in note 9.

(h)	Accounts Receivable

Trade receivables are recognized and carried at the original invoice amount less allowance for any uncollectible amounts. An estimate for doubtful accounts is made when collection of the full amount is no longer probable.

During the six months ended June 30, 2006 and 2005, and the years ended December 31, 2005 and 2004, approximately 16%, 18%, 16% and 10% of total sales were to five customers, including the related party as set out in note 9.

(i)	Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with original maturities of three months or less to be cash equivalents.

(j)	Advances to Suppliers

Advances to suppliers represent the cash paid in advance for purchasing of inventory items from suppliers.

(k)	Customer Advances

Customer advances represent cash received from customers as deposits/advance payments for purchasing of the Company’s products.

(l)	Research and Development Costs

Research and development costs are expensed as incurred. Research and development costs included in general and administrative expenses for the six months ended June 30, 2006 and 2005 and the years ended December 31, 2005 and 2004 amounted to $3,836, $44,015, $50,445 and $41,363 respectively.

SHANGHAI CHENG FENG DIGITAL HIGH-TECH CO. LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
SIX-MONTH PERIODS ENDED JUNE 30, 2006 AND 2005 (UNAUDITED),
AND THE YEARS ENDED DECEMBER 31, 2005 AND 2004
Expressed in US dollars

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

(m)	Investments in Equity Securities

Investments in equity securities are designated as available-for-sale and are carried at fair value with unrealized gains or losses included as a component of accumulated other comprehensive income, net of applicable taxes. Individual securities are reduced to net realizable value by a charge to income for other than temporary declines in fair value. There was no impairment to the fair value of the investments in equity securities as of June 30, 2006, December 31, 2005 and 2004. All investments in equity securities were sold at their carrying amounts subsequent to June 30, 2006.

The Company advanced a loan to one of the investees for the period from November 2004 to November 2006 at an annual interest rate of 12%. Loan principal of $187,350 (RMB1.5 million) was included in the related party receivable at December 31, 2005 and 2004. During the six-month period ended June 30, 2006, the loan was converted to an investment in this investee entity.

(n)	Investments in Affiliated Company

If the Company has the ability to exert significant influence over the investee, the investments are accounted for using the equity method of accounting. The Company’s proportionate share of income or losses from investments accounted for under the equity method, and any gain or loss on disposal, are recorded in equity in net income of affiliated companies in the consolidated statement of income.

(o)	Fair Value of Financial Instruments

The Company's financial instruments include cash and cash equivalents, accounts receivable, related party receivables and payables, other receivables, taxes payable, accounts payable and other payables and the bank loan. Management has estimated that the carrying amounts of these non-related party instruments approximate their fair values due to their short-term maturities. The fair values of the related party receivables and payables are not practicable to estimate due to the related party nature of the underlining transactions.

(p)	Revenue Recognition

Revenues from sales of security and surveillance equipment, including software and hardware, are recognized in accordance with Statement of Position (“SOP”) No. 97-2, Software Revenue Recognition, and Staff Accounting Bulletin (“SAB”) No. 104, Revenue Recognition, and related interpretations. The customer arrangements do not require significant production, modification or customization of software and do not contain services considered to be essential to the functionality of the software; revenues are recognized when the following four criteria are met:

▪
Persuasive evidence of an arrangement exists - The Company requires evidence of an agreement with a customer specifying the terms and conditions of the products to be delivered typically in the form of a signed contract or purchase order.

SHANGHAI CHENG FENG DIGITAL HIGH-TECH CO. LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
SIX-MONTH PERIODS ENDED JUNE 30, 2006 AND 2005 (UNAUDITED),
AND THE YEARS ENDED DECEMBER 31, 2005 AND 2004
Expressed in US dollars

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

(p)	Revenue Recognition (continued)

▪	Delivery has occurred - For product sales, delivery generally takes place when title to the products are shipped to or accepted by the customer.

▪	The fee is fixed or determinable - Fees are fixed or determinable based on the contract or purchase order terms.

▪	Collection is probable - The Company performs a credit review of all customers with significant transactions to determine whether a customer is creditworthy and collection is probable.

Repairs and maintenance service revenue is recognized when the service is performed.

The sales contracts provide a one-year warranty period to the customers. As of June 30, 2006, December 2005 and 2004, the warranty reserve was zero as the historical costs for repairs in prior years were very minimal.

(q)	Advertising Costs

Advertising costs are expensed as incurred. Advertising costs incurred in the six-month periods ended June 30, 2006 and 2005, and the years ended December 31, 2005 and 2004 totaled $53,600, $25,800, $46,800 and $57,600, respectively.

(r)	Retirement Plan

Retirement benefits in the form of contributions under a defined contribution retirement plan to the relevant authorities are charged to the consolidated statements of income as incurred. The retirement benefit expenses for the six months ended June 30, 2006, 2005, and the years ended December 31, 2005 and 2004 were $13,515, $15,948, $30,240 and $26,786, respectively and are included in general and administrative expenses.

(s)	Foreign Currency Translation

The functional currency of the Company is the RMB and the RMB is not freely convertible into foreign currencies. The Company maintains its financial statements in the functional currency. Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency at rates of exchange prevailing at the balance sheet date. Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchange rates prevailing at the dates of the transactions. Exchange gains or losses arising from foreign currency transactions are included in the determination of net income for the respective periods.

For financial reporting purposes, the financial statements of the Company, which are prepared using the functional currency, have been translated into United States dollars. Assets and liabilities are translated at exchange rates at the balance sheet dates and revenue and expenses are translated at the average exchange rates, and shareholders' equity is translated at historical exchange rates. Any resulting translation adjustments are not included in determining net income but are included as foreign exchange adjustment in other comprehensive income, a component of shareholders' equity. The exchange rates adopted are as follows:

SHANGHAI CHENG FENG DIGITAL HIGH-TECH CO. LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
SIX-MONTH PERIODS ENDED JUNE 30, 2006 AND 2005 (UNAUDITED),
AND THE YEARS ENDED DECEMBER 31, 2005 AND 2004
Expressed in US dollars

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

(s)	Foreign Currency Translation (continued)

	June 30, 2006	June 30, 2005	December 31, 2005	December 31, 2004
Period end RMB : exchange rate	8.0064	8.28	8.07	8.28
Average yearly RMB : exchange rate	8.0392	8.28	8.19	8.28

No representation is made that the RMB amounts could have been, or could be, converted into U.S. dollars at the rates used in translation

(t)	Use of Estimates

The preparation of the financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Management makes these estimates using the best information available at the time the estimates are made; however actual results could differ materially from those estimates.

(u)	Income Taxes

Deferred income taxes reflect the effect of temporary differences between assets and liabilities that are recognized for financial reporting purposes and the amounts that are recognized for income tax purposes. In accordance with SFAS No. 109, "Accounting for Income Taxes," these deferred taxes are measured by applying current rates.

(v)	Discontinued operations

Assets to be disposed of that meet all of the criteria to be classified as held for sale as set forth in SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets”, are reported at the lower of their carrying amounts or fair values less cost to sell. Assets are not depreciated while they are classified as held for sale. Assets held for sale that have operations and cash flows that can be clearly distinguished, operationally and for financial reporting purposes, from the rest of the Company’s assets are reported in discontinued operations when (a) it is determined that the operations and cash flows of the assets will be eliminated from the Company’s on-going operations and (b) the Company will not have any significant continuing involvement in the operations of the assets after the disposal transaction.

As set out in note 1 above, the Company’s interests in Jiangxi Cheng Feng and Cheng Feng Ounike and interests in available-for-sale investments were not transferred to CSST in accordance with the share transfer framework agreement. The assets and liabilities of Cheng Feng Qunike were sold to the minority stockholders at original cost in September 2006. The Company also applied for deregistration of Jiangxi Cheng Feng, which was approved by the local government in December 2006. The assets and liabilities of these two entities are classified as assets held for sale and liabilities related to assets held for sale at June 30, 2006. Jiangxi Cheng Feng has had no business activities since its incorporation; therefore, there were no results of operations or gains or losses on the disposal of the assets as discontinued operations. The Company’s 51% interest in Chengfeng Ounike was acquired in March 2006 and was sold for RMB 440,000 (approximately US$55,000) in September 2006. The operating loss of $44,320 for the period from March 2006 through June 2006 is shown as a loss from discontinued operations.

SHANGHAI CHENG FENG DIGITAL HIGH-TECH CO. LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
SIX-MONTH PERIODS ENDED JUNE 30, 2006 AND 2005 (UNAUDITED),
AND THE YEARS ENDED DECEMBER 31, 2005 AND 2004
Expressed in US dollars

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

(w)	Recent Accounting Pronouncements

In February 2006, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 155, "Accounting for Certain Hybrid Financial Instruments." SFAS No. 155 amends SFAS No. 133 and 140. The statement applies to certain hybrid financial instruments, which are instruments that contain embedded derivatives. The new standard establishes a requirement to evaluate beneficial interests in securitized financial assets to determine if the interests represent freestanding derivatives or are hybrid financial instruments containing embedded derivatives requiring bifurcation. This new standard also permits an election for fair value re-measurement of any hybrid financial instrument containing an embedded derivative that otherwise would require bifurcation under SFAS No. 133. The fair value election can be applied on an instrument-by-instrument basis to existing instruments at the date of adoption and can be applied to new instruments on a prospective basis. SFAS No. 155 shall be effective for all financial instruments acquired, issued, or subject to a remeasurement (new basis) event occurring after the beginning of first fiscal year that begins after September 15, 2006. It is not expected that SFAS No. 155 will have a material effect on the Company’s financial position or results of operations.

In June 2006, the FASB issued FASB Interpretation Number 48 (FIN 48), “Accounting for Uncertainty in Income Taxes—an interpretation of FASB Statement No. 109.” This interpretation contains a two step approach to recognizing and measuring uncertain tax positions accounted for in accordance with SFAS No. 109. The first step is to evaluate the tax position for recognition by determining if the weight of available evidence indicates it is more likely than not that the position will be sustained on audit, including resolution of related appeals or litigation processes, if any. The second step is to measure the tax benefit as the largest amount which is more than 50% likely of being realized upon ultimate settlement. The provisions are effective for fiscal years beginning after December 15, 2006. It is not expected that FIN 48 will have a material effect on the Company’s financial position or results of operations.

In September 2006, the FASB issued SFAS No. 157 “Fair Value Measurements” which defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles and expands disclosure about fair value measurements. The statement clarifies that the exchange price is the price in an orderly transaction between market participants to sell the asset or transfer the liability in the market in which the reporting entity would transact for the asset or liability, that is, the principal or most advantageous market for the asset or liability. It also emphasizes that fair value is a market-based measurement, not an entity-specific measurement, and that market participant assumptions include assumptions about risk and effect of a restriction on the sale or use of an asset. The provisions are effective for fiscal years beginning after November 15, 2007. The Company is currently assessing the impact of the statement.

3.	ACCOUNTS RECEIVABLE

The Company provides an allowance for doubtful accounts related to its receivables. The receivable and allowance balances at June 30, 2006 and December 31, 2005 and 2004 are as follows:

	2006	2005	2004
	(unaudited)
Accounts receivable	$887,223	$896,264	$635,363
Less: allowance for doubtful accounts	(51,559)	(53,631)	(19,937)
Accounts receivable, net	$835,664	$842,633	$615,426

SHANGHAI CHENG FENG DIGITAL HIGH-TECH CO. LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
SIX-MONTH PERIODS ENDED JUNE 30, 2006 AND 2005 (UNAUDITED),
AND THE YEARS ENDED DECEMBER 31, 2005 AND 2004
Expressed in US dollars

4.	INVENTORIES

Inventories consist of the following as of June 30, 2006, December 31, 2005 and 2004:

	2006	2005	2004
	(unaudited)
Security and surveillance equipment	$1,136,005	$1,083,499	$1,088,965
Less: Allowance for obsolete inventories	(5,454)	(5,412)	-
Inventories, net	$1,130,551	$1,078,087	$1,088,965

5.	PROPERTY AND EQUIPMENT

At June 30, 2006, December 31, 2005 and 2004, property and equipment, at cost, consist of:

	2006	2005	2004
	(unaudited)
Building - offices	$1,201,937
Leasehold improvements	83,717	$40,305	$39,283
Plant and equipment	129,837	128,814	5,861
Electronic equipment	304,680	184,282	162,225
Motor vehicle	197,804	183,549	142,662
	1,917,975	536,950	350,031
Less: accumulated depreciation	(238,051)	(185,642)	(109,258)
Property and equipment, net	$1,679,924	$351,308	$240,773

Depreciation expense for the six months ended June 30, 2006 and 2005, and the years ended December 31, 2005 and 2004 was $58,032, $34,213, $74,790 and $54,636, respectively.

6.	INTANGIBLE ASSETS

At June 30, 2006, December 31, 2005 and 2004, intangible assets consist of:

	2006	2005	2004
	(unaudited)
Acquired patent rights	$18,735	$18,587
Software to be sold, leased or otherwise marketed	330,285	265,522	$138,209
	349,020	284,109	138,209
Less: accumulated amortization	(101,621)	(66,194)	(12,758)
Intangible assets, net	$247,399	$217,915	$125,451

The weighted average amortization period for acquired patent rights and software to be sold, leased or otherwise marketed is 5 years. The aggregate amortization expense for intangible assets for the six months ended June 30, 2006 and 2005, and the years ended December 31, 2005 and 2004, was $34,760, $23,328, $55,989 and $12,758, respectively. The estimated aggregate amortization expense for intangible assets for the next five years as of December 31, 2005 is as follows:

2006	$56,822
2007	56,822
2008	56,822
2009	43,732
2010	3,717
Total	$217,915

SHANGHAI CHENG FENG DIGITAL HIGH-TECH CO. LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
SIX-MONTH PERIODS ENDED JUNE 30, 2006 AND 2005 (UNAUDITED),
AND THE YEARS ENDED DECEMBER 31, 2005 AND 2004
Expressed in US dollars

7.	INVESTMENTS IN AFILIATED COMPANY

In September 2005, the Company transferred a portion of its capital stock of Shanghai Yiruida to certain potential employees at no consideration to attract these skilled technicians to join Shanghai Yiruida. As a result of the transfer, the Company’s interest in Shanghai Yiruida decreased from 55% to 39.5% and the Company no longer has control but has the ability to exercise significant influence over operating and financial policies of Shanghai Yiruida. Subsequent to the transfer, the Company has no longer consolidated the net assets of Shanghai Yiruida. Instead, the Company has used the equity method to account for its 39.5% interest in Shanghai Yiruida. In June 2006, total additional capital of RMB 500,000 ($62,450) was contributed to this entity, of which the Company contributed RMB 152,500 ($19,047). Upon the capital contribution, the Company’s interest in the entity was reduced to 36.5%.

At June 30, 2006 and December 31, 2005, the Company's investment in Shanghai Yiruida was $7,019 and $13,339, respectively. Financial information of Shanghai Yiruida as of June 30, 2006 and December 31, 2006, and for the six months ended June 30, 2006 and for the four months ended December 31, 2005 is as follows:

	June 30, 2006 (Unaudited)	December 31, 2005
Assets
Current assets	$216,075	$52,392
Fixed assets, net	9,220	9,723
Intangible assets, net	47,774	50,186
Long-term investment	23,731
Total assets	$296,800	$112,301
Liabilities and shareholders’ equity
Current liabilities	$277,570	$78,531
Shareholders’ equity	19,230	33,770
Total liabilities and shareholders’ equity	$296,800	$112,301

	Six months ended June 30, 2006 (unaudited)	Four months ended December 31, 2005

Revenues	$43,401	$6,279
Expenses	120,344	46,788
Net loss	$(76,943)	$(40,509)

SHANGHAI CHENG FENG DIGITAL HIGH-TECH CO. LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
SIX-MONTH PERIODS ENDED JUNE 30, 2006 AND 2005 (UNAUDITED),
AND THE YEARS ENDED DECEMBER 31, 2005 AND 2004
Expressed in US dollars

8.	INVESTMENTS IN EQUITY SECURITIES

The following table summarizes the investments in equity securities - available-for-sale:

	2006	2005	2004
	(unaudited)
Available-for-sale investments	$-	$322,181	$181,159

9.	RELATED PARTY TRANSACTIONS

(a)
During the six-month periods ended June 30, 2006 and 2005, and the years ended December 31, 2005 and 2004, the Company had the following transactions with a company which is a subsidiary of the Company’s corporate shareholder:

	June 30, 2006	June 30, 2005	December 31, 2005	December 31, 2004
	(unaudited)	(unaudited)

Sales	$-	$154,878	$313,077	$-

Purchases	$1,527,048	$-	$723,718	$-

The related unpaid balances of the above transactions as of June 30, 2006 were included in accounts payable amounting to $1,367,240 (including VAT), and the unpaid balances as of December 31, 2005 were included in accounts receivable and accounts payable amounting to $Nil and $723,718 (including VAT), respectively.

(b)	Related party receivables and payables

The Company has receivables and payables from several companies which were corporate shareholders of the Company and its subsidiary and holding company of the Company’s corporate shareholder (prior to its acquisition by CSST) and also has receivables from its affiliated company. These receivables and payables are unsecured, interest free and have no fixed repayment terms. However, the Company estimates that these receivables and payables should be settled within one year and hence they are classified as current assets and liabilities. During the six months ended June 30, 2006, the years ended December 31, 2005 and 2004, no allowance for doubtful debts has been made for these related party receivables.

10.	INCOME TAXES

(a)	Corporation Income Tax (“CIT”)

CSST is governed by the Income Tax Laws of the PRC. The PRC federal statutory tax rate is 30% and the local tax rate is 3%. During the six months ended June 30, 2006 and 2005, and the years ended December 31, 2005 and 2004, only the parent company and one of its subsidiaries had operating income subject to CIT. Being a “software” company, the parent company is exempt from income taxes for a period of two years commencing from its first profitable year (2002) and is entitled to a preferential income tax rate of 15% for three consecutive years commencing from its third profitable year (2004). Being a “high-tech” company, it is also entitled to a 50% tax rate reduction upon approval by the PRC tax authority. This tax rate reduction has to be approved by the PRC tax authority each year. As of June 30, 2006 and 2005, this tax rate reduction had not been approved. As a result, the parent company’s effective tax rate for the six months ended June 30, 2006 and 2005, and the years ended December 31, 2005 and 2004 was 15%, 15%, 7.5% and 7.5%, respectively. The subsidiary, which had operating income for these periods, is a “high-tech” company; therefore, its effective tax rate is 33% for the six months ended June 30, 2006 and 2005 and 15% for the years ended 2005 and 2004. In addition, all local taxes are exempt for software and foreign companies. All other subsidiaries do not have such tax exemptions. They had no business activities and operating income during the six months ended June 30, 2006 and 2005, and the years ended December 31, 2005 and 2004. Beginning 2007, the Company became a foreign company and will be entitled to the same tax benefit as described above for a software company.

SHANGHAI CHENG FENG DIGITAL HIGH-TECH CO. LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
SIX-MONTH PERIODS ENDED JUNE 30, 2006 AND 2005 (UNAUDITED),
AND THE YEARS ENDED DECEMBER 31, 2005 AND 2004
Expressed in US dollars

10.	Income Taxes (continued)

The reconciliation of income taxes/(tax benefit) computed at the PRC federal and local statutory tax rate applicable to software and high-tech enterprises operating in Shanghai City in the PRC, to income tax expense is as follows:

	June 30, 2006	June 30, 2005	December 31, 2005	December 31, 2004
	(unaudited)	(unaudited)
PRC federal and local statutory tax rate	33%	33%	33%	33%

Computed expected expense	$56,291	$191,956	$328,245	$102,977
Temporary differences	(6,431)	(72,403)	(27,579)	30,383
Non-deductible items	9,873	57,353	94,268	2,992
Non-taxable items	(17,411)	(55,144)	(26,441)	(56,953)
Others	12,333	-	-	-
Preferential tax treatment	(13,069)	(87,949)	(314,538)	(61,156)
Income tax expense	$41,586	$33,813	$$53,955	$18,243

The Company has no material deferred tax assets or liabilities as of June 30, 2006, December 31, 2005 and 2004.

(b)	Value Added Tax (“VAT”)

In accordance with the relevant taxation laws in the PRC, the normal VAT rate for domestic sales is 17%, which is levied on the invoiced value of sales and is payable by the purchaser. The Company is required to remit the VAT it collects to the tax authority.

For software sales which are inter-company transactions that have been eliminated on consolidation, the applicable VAT rate is 3% under the relevant tax concession for “high-tech” corporations. The Company needs to pay the full amount of VAT calculated at 17% of the invoiced value of sales as required and subsequently receives a refund on 14% of the invoiced value of sales. The refund earned during the six months ended June 30, 2006 and 2005, and the years ended December 31, 2005 and 2004 amounted to $49,679, $64,762, $176,164 and $156,152, respectively.

The VAT refundable balance was $73,219 as of June 30, 2006 and VAT payable balance was $57,571 and $14,049 as of December 31, 2005 and 2004, respectively.

11.	ADVANCES TO SUPPLIERS

The Company has made payments to unrelated suppliers in advance of receiving merchandise. The advance payments are meant to ensure preferential pricing and delivery. The amounts advanced under such arrangements totaled $23,019, $106,558 and $95,357 as of June 30, 2006, December 31, 2005 and 2004, respectively.

SHANGHAI CHENG FENG DIGITAL HIGH-TECH CO. LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
SIX-MONTH PERIODS ENDED JUNE 30, 2006 AND 2005 (UNAUDITED),
AND THE YEARS ENDED DECEMBER 31, 2005 AND 2004
Expressed in US dollars

12.	LONG-TERM DEBT

On November 1, 2005, the Company entered into a loan agreement with a Chinese bank. The Company borrowed RMB 6 million (approximately $743,500) with an annual interest rate of 5.76%. The loan is due on November 7, 2007, and the interest is payable at the end of each quarter. The loan agreement requires the Company to use the loan proceeds only for the Company’s operations. The bank has the right to increase the interest rate and demand repayment of the entire loan principal and unpaid interest if the Company uses the loan for purpose other than operations.

The loan is guaranteed by two third-party companies. According to the guaranty and security agreement, the loan is also collateralized by the office building owned by the Company and the personal assets of the Company’s CEO. The Company is also required to pay the guarantors a loan default fee equal to 20% of the loan amount plus interest at 10.7% if the loan is in default.

The Company is required to pay the guarantors an annual guaranty fee equal to 2.5% of the loan principal amount and an annual management and security fee equal to 3% of the loan principal. The Company prepaid these fees in November 2005 and amortizes the fees throughout the loan term.

13.	COMMITMENTS AND CONTINGENCIES

(a)	Leases

During 2006, 2005 and 2004, the Company's leased offices in various cities in the PRC. The lease agreements expire on various dates in 2006. Rent expense for the six month periods ended June 30, 2006, 2005 and the years ended December 31, 2005 and 2004 was approximately $17,413, $59,556, $112,529 and $88,413, respectively.

Future minimum lease payments for these office leases as of June 30, 2006 were approximately $10,500.

(b)	Capital commitment

As of June 30, 2006, December 31, 2005 and 2004, commitments to purchase property and equipment amounted to $Nil, $75,744 and $6,643, respectively.

As of December 31, 2005, the Company has an advance payment for acquisition of the Company’s office building of $1,192,465.

14.	STOCKHOLDERS’ EQUITY

Statutory reserves consist of statutory funds as follows:

(a)	Statutory funds

The Company’s income is distributable to its shareholders after transfer to statutory reserves as required under relevant PRC laws and regulations and the Company’s and subsidiaries’ articles of association. As stipulated by the relevant laws and regulations in the PRC, the Company and its subsidiaries are required to maintain two statutory reserves, being a statutory surplus reserve fund and a staff welfare and incentive bonus fund which are non-distributable. Appropriations to such reserves are made out of net profit after taxation of the statutory financial statements of the Company and its subsidiaries as a proportion of income after taxation of 10% and 5% for statutory surplus reserve fund and staff welfare and incentive bonus fund respectively.

The statutory surplus reserve fund can be used to make up its prior year losses, if any, and can be applied in conversion into capital by means of capitalization issue. The appropriation may cease to apply if the balance of the fund has reached 50% of the relevant entity’s registered capital.

The staff welfare and incentive bonus fund can only be utilized for capital expenditure on employees’ collective welfare facilities and cannot be used in staff welfare expenses. The fund is not distributable to shareholders other than in liquidation.

CHINA SECURITY & SURVEILLANCE TECHNOLOGY, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION
Expressed in US dollars

On July 6, 2006, China Security & Surveillance Technology, Inc. (“CSST”) entered into a Stock Transfer Agreement relating to the acquisition of 100 percent of the equity of Shanghai Cheng Feng Digital High-tech Co., Ltd. (“Cheng Feng”). The acquisition was financed with proceeds from CSST’s private placement of common stock.

CSST agreed to pay RMB 120 million (approximately USD$15 million) in exchange for 100% ownership of Cheng Feng, consisting of RMB 60 million (approximately USD$7.5 million) in cash and RMB 60 million in CSST restricted stock. RMB 2 million (approximately USD$250,000) of the purchase price was paid as a deposit on May 18, 2006. An additional RMB 8 million (approximately USD$1 million) was paid in August 2006. The balance of the cash portion of the purchase price, RMB 50 million (approximately USD$6.25 million), was paid in December 2006. The number of shares issuable in satisfaction of the equity portion of the purchase price is 1,361,748, which will be issued in the first quarter of 2007.

The operational control of Cheng Feng passed to CSST and all the assets of Cheng Feng were acquired by CSST effective July 6, 2006. Government approval to consummate the acquisition was subsequently received.

There were no significant accounting policy differences or other items which required adjustment in the accompanying unaudited pro forma condensed consolidated financial statements.

The accompanying unaudited pro forma condensed consolidated balance sheet gives effect to the acquisition as if it had been consummated on June 30, 2006. The accompanying unaudited pro forma condensed consolidated statement of income for the six months ended June 30, 2006 and 2005 and the year ended December 31, 2005, gives effect to the acquisition as if it had been consummated on January 1, 2006 and 2005, respectively.
.
The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the historical financial statements of Cheng Feng (included herein) as well as those of CSST. The unaudited pro forma condensed consolidated financial statements do not purport to be indicative of the financial position or results of operations that would have actually been obtained had such transactions been completed as of the assumed dates and for the periods presented, or which may be obtained in the future. The pro forma adjustments are described in the accompanying notes and are based upon available information and certain assumptions that CSST believes are reasonable.

CHINA SECURITY & SURVEILLANCE TECHNOLOGY, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET AS OF JUNE 30, 2006
Expressed in US Dollars

	Historical
			Pro Forma
	CSST	Cheng Feng	Adjustments		PRO FORMA
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$9,618,069	$1,143,357	$14,925,616	(a)	$18,187,042
			(7,500,000)	(b)
Accounts receivable, net	15,290,877	835,664			16,126,541
Related party receivables	922,214	295,019			1,217,233
Inventories, net	8,879,780	1,130,551			10,010,331
Prepayment for consulting services	302,789	-			302,789
Deferred cost of goods sold	12,149,710	-			12,149,710
Advances to suppliers	5,166,844	23,019			5,189,863
Other receivables, prepayments and deposits	2,155,001	792,074			2,947,075
Prepayment of bank loan guaranty fee		32,786			32,786
Taxes refumdable	-	41,726			41,726
Investment in equity securities	-	512,090			512,090
Assets held for sale	-	78,032			78,032
Deferred tax assets - current portion	823,513	-			823,513
Total current assets	55,308,797	4,884,318			67,618,731

Property and equipment, net	1,844,413	1,679,924			3,524,337
Land use rights, net	1,137,273	-			1,137,273
Investment in affilited company	-	7,019			7,019
Goodwill	-	-	8,426,502	(c)	8,426,502
Intangible assets	463,662	247,399	2,840,254	(c)	3,551,315
Deferred tax assets - non-current portion	396,505	-			396,505
TOTAL ASSETS	$59,150,650	$6,818,660			$84,661,682

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable and accruals	$1,133,730	$1,750,558			$2,884,288
Custmoer advances	-	21,415			21,415
Other payables and accruals	-	324,369			324,369
Related party payables	-	8,743			8,743
Taxes payable	913,708	-			913,708
Payable for acquisition of business	87,429	-			87,429
Deferred income	17,853,121	-			17,853,121
Due to a director	70,990	-			70,990
Liabilities related to assets held for sale	-	8,030			8,030
Deferred tax liabilities	17,474	-			17,474
Total current liabilities	20,076,452	2,113,115			22,189,567

LONG-TERM LIABILITIES
Bank loan	-	749,400			749,400
Total liabilities	20,076,452	2,862,515			22,938,967

MINORITY INTESEST IN CONSOLIDATED SUBSIDIARIES	-	127,384			127,384

REDEEMABLE EQUITY	-	-	$16,221,072	(a)	16,221,072

SHAREHOLDERS' EQUITY
Common stock	245,247	1,811,594	13,314	(b)	258,561
			(1,811,594)	(c)
Additional paid-in capital	12,674,128	-	(1,295,456)	(a)	18,865,358
			7,486,686	(b)
Retained earnings	23,711,713	1,464,458	(1,425,154)	(c)	23,751,017
Statutory reserves	1,681,136	434,883	(473,920)	(c)	1,642,099
Accumulated other comprehensive income	761,974	117,826	(22,576)	(c)	857,224
Total shareholders' equity	39,074,198	3,828,761			45,374,259

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$59,150,650	$6,818,660			$84,661,682

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

CHINA SECURITY & SURVEILLANCE TECHNOLOGY, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
FOR THE SIX MONTHS ENDED JUNE 30, 2006
Expressed in US Dollars

	Historical
			Pro Forma
	CSST	Cheng Feng	Adjustments	PRO FORMA

Revenues	$22,609,172	$3,525,224		$26,134,396

Cost of goods sold	(15,174,982)	(2,617,133)		(17,792,115)

Gross profit	7,434,190	908,091		8,342,281

Selling and marketing	(293,110)	(311,492)		(604,602)

General and administrative	(673,062)	(343,497)		(1,016,559)

Depreciation and amortisation	(188,793)	(92,774)	(379,505) (d)	(661,072)

Income from operations	6,279,225	160,328	(379,505)	6,060,048

Government subsidy income	-	49,679		49,679

Other income,net	699,780	(9,036)		690,744

Equity in net loss of affiliated company	-	(30,392)		(30,392)

Income before income taxes and minority interest	6,979,005	170,579		6,770,079

Minority interest	-	20,073		20,073

Income taxes	(942,524)	(41,586)		(984,110)

Income from continuing opertions	$6,036,481	$149,066	(379,505)	$5,806,042

INCOME FROM CONTINUING OPERATIONS PER SHARE
BASIC	$0.26			$0.20
DILUTED	$0.26			$0.20

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING
BASIC	23,046,766			29,043,106
DILUTED	23,139,542			29,263,735

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

CHINA SECURITY & SURVEILLANCE TECHNOLOGY, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
FOR THE YEAR ENDED DECEMBER 31, 2005
Expressed in US Dollars

	Historical		Pro Forma	Pro Forma
	CSST	Cheng Feng	Adjustments

Revenues	$32,688,582	$8,188,641		$40,877,223

Cost of goods sold	(23,473,009)	(5,868,480)		(29,341,489)

Gross profit	9,215,573	2,320,161		11,535,734

Selling and marketing	(287,980)	(633,220)		(921,200)

Advertising	(6,553)	-		(6,553)

General and administrative	(1,182,531)	(761,796)		(1,944,327)

Depreciation and amortisation	(259,667)	(130,779)	$(439,296) (d)	(829,742)

Income from operations	7,478,842	794,366	(439,296)	7,833,912

Rental income from related parties	438,516	-		438,516

Government subsidy income	-	176,164		176,164

Other income (expense),net	129,090	40,154		169,244

Equity in net income of affiliated companies	-	(16,001)		(16,001)

Income before income taxes	8,046,448	994,683	(439,296)	8,601,835

Minority interest in income of consolidated subsidiaries	-	(3,612)		(3,612)

Income taxes	(780,491)	(53,955)		(834,446)

Net income	$7,265,957	$937,116	(439,296)	$7,763,777

NET INCOME PER SHARE
Basic and diluted	$0.39			$0.32

WEIGHTED AVERAGE NUMBER OF SHARES
OUTSTANDING
Basic and diluted	18,521,479			24,517,819

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

CHINA SECURITY & SURVEILLANCE TECHNOLOGY, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
Expressed in US dollars

(a)
To record the issuance of 4,634,592 units of equity to finance the acquisition of Cheng Feng. Each unit consists of one share of common stock and a warrant to purchase one-fifth of one share of common stock. The securities purchase agreement also granted a put right by the Company to all of the investors which allows the investors to require the Company to repurchase all, but not less than all, of the securities issued under the Securities Purchase Agreement if the Company fails to obtain the necessary governmental approval to consummate the acquisition of Cheng Feng on or before December 31, 2006. In accordance with EITF Topic D-98, the Company reclassified the fair value of these units, approximately $16 million, outside of stockholders’ equity as of the date of the agreement.

(b)	To record the cash and share consideration paid for 100% of equity of Cheng Feng.

(c)	To record allocation of goodwill and intangible assets upon acquisition and to eliminate stockholders’ equity of Cheng Feng.

(d)	To record amortization of acquired intangible assets.